Exhibit 99.1

Xencor Appoints Richard Ranieri to Board of Directors

Monrovia, Calif. — December 19, 2017 — Xencor, Inc. (NASDAQ: XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer, today announced the appointment of Richard Ranieri to its board of directors.

“Mr. Ranieri has a wealth of experience building biotechnology companies through major growth phases and the transition from research and development to commercial stage,” said Bassil Dahiyat, Ph.D., president and chief executive officer of Xencor. “Mr. Ranieri’s knowledge of the industry, its people and how biotech organizations should be managed to attract, retain, and engage their human capital will help to fill an important organization development role on Xencor’s board. He will be a tremendous asset by helping us build our team to execute our ambitious plans to advance our clinal-stage programs and bispecific oncology pipeline.”

“I am looking forward to working with the Xencor team to leverage the XmAb technology and the broad and innovative pipeline they have built,” said Mr. Ranieri. “This is an exciting time to be a part of a biotech such as Xencor advancing a robust pipeline and powerful technology platform.”

Mr. Ranieri has more than twenty years of senior level biopharma human resources leadership and currently serves as executive vice president of human resources and corporate affairs at BioMarin, where he manages and directs human resources worldwide. Prior to this role he served as executive vice president, human resources at Dendreon Corporation, and executive vice president, human resources & administration at Sepracor, Inc. Earlier in his career, Mr. Ranieri served in executive positions at Neurocrine Biosciences, Inc., Genencor International, and Smithkline Beecham. He received a B.A. from Villanova University, and an M.A. in organizational development from Rider University.

About Xencor, Inc.

Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer. Currently, 11 candidates engineered with Xencor’s XmAb® technology are in clinical development internally and with partners. Xencor’s internal programs include: XmAb®5871 in Phase 2 development for the treatment of IgG4-Related Disease, and also for the treatment of Systemic Lupus Erythematosus; XmAb®7195 in Phase 1 development for the treatment of asthma and allergic diseases; XmAb®14045 in Phase 1 development for acute myeloid leukemia; XmAb®13676 in Phase 1 development for B-cell malignancies; XmAb®18087 in pre-clinical development for the treatment of neuroendocrine tumors; and XmAb®20717 in pre-clinical development for the treatment of multiple cancers. Xencor’s XmAb antibody engineering technology enables small changes to the structure of monoclonal antibodies resulting in new mechanisms of therapeutic action. Xencor partners include Novartis, Amgen, MorphoSys, Merck, CSL/Janssen, Alexion and Boehringer Ingelheim. For more information, please visit www.xencor.com.

Forward Looking Statements:

Statements contained in this press release and the related abstracts and presentations regarding matters that are not historical facts are forward-looking statements within the meaning of applicable securities laws, including any expectations relating to our business, research and development programs, partnering efforts or our capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks described in Xencor’s public securities filings. All forward-looking statements are based on Xencor’s current information and belief as well as assumptions made by Xencor. Readers are cautioned not to place undue reliance on such statements and Xencor disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: John Kuch, Vice President Finance, Xencor Tel: 626-737-8013 jkuch@xencor.com	Corporate Communications Contact: Jason I. Spark Canale Communications for Xencor Tel: 619-849-6005 jason@canalecomm.com